UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2012

UniTek Global Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34867 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

1777 Sentry Parkway West, Blue Bell, PA (Address of Principal Executive Offices)	19422 (Zip Code)

Registrant’s telephone number, including area code:  (267) 464-1700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                        Regulation FD Disclosure

As previously announced, management of UniTek Global Services, Inc. (the “Company”) committed to a plan to sell the assets and liabilities of its wireline business unit, with the sale expected to close in the fourth quarter of 2012. As such, in the Company’s quarterly report on Form 10-Q for the period ended September 29, 2012, the assets and liabilities of the wireline business unit were reclassified as held for sale, and the results of operations of the wireline business unit were reclassified from continuing operations to discontinued operations for the three and nine months ended September 29, 2012 and October 1, 2011.

Exhibit 99.1 attached hereto presents selected financial information contained in the Company’s quarterly reports on Form 10-Q for the three months ended March 31, 2012 and June 30, 2012 and the adjustments necessary to present that financial information giving effect to discontinued operations on the same basis as the financial information previously filed in the Company’s quarterly report for the period ended September 29, 2012.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                                     Selected financial information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEK GLOBAL SERVICES, INC.

Date: November 20, 2012	By:	/s/ Ronald J. Lejman
Ronald J. Lejman
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Selected financial information